Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q1 2022 Earnings

Oklahoma City, April 26, 2022 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the fiscal quarter ended March 31, 2022.  “We are pleased with the strength of our core earnings, as evidenced by the healthy growth in our pre-tax, pre-provision earnings (PPE).  Our PPE is best in class and consistently exceeds our peers.  We continue to benefit from our dynamic geographic markets, and we are also extremely asset sensitive, which positions us well for the remainder of 2022,” said Thomas L. Travis, President and CEO of the Company.

Three months ended March 31, 2022 compared to three months ended March 31, 2021

-	Net income of $6.2 million compared to $5.1 million, an increase of 21.2%
-	Earnings per share of $0.68 compared to $0.56, an increase of 21.5%
-	Total assets of $1.4 billion compared to $1.0 billion, an increase of 35.9%
-	Total loans of $1.1 billion compared to $861.4 million, an increase of 23.3%
-	Total deposits of $1.3 billion compared to $929 million, an increase of 38.1%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On March 31, 2022, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.28%, 11.56%, and 12.56%, respectively.  On March 31, 2022, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.27%, 11.54%, and 12.54%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	March 31, 2022 (unaudited)	December 31, 2021

Cash and due from banks	$126,275	$195,359
Federal funds sold	8,088	9,493
Cash and cash equivalents	134,363	204,852
Interest-bearing time deposits in other banks	2,241	3,237
Available-for-sale debt securities	198,356	84,808
Loans, net of allowance for loan losses of $10,599 and $10,316 at March 31, 2022 and December 31, 2021, respectively	1,051,222	1,018,085
Loans held for sale, at fair value	597	464
Premises and equipment, net	13,775	17,257
Nonmarketable equity securities	1,195	1,202
Core deposit intangibles	1,565	1,643
Goodwill	8,807	8,479
Interest receivable and other assets	9,111	10,522

Total assets	$1,421,232	$1,350,549

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$420,972	$366,705
Interest-bearing	862,307	850,766

Total deposits	1,283,279	1,217,471

Income taxes payable	2,610	-
Interest payable and other liabilities	6,695	5,670

Total liabilities	1,292,584	1,223,141

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,094,468 and 9,071,417 at March 31, 2022 and December 31, 2021 respectively	91	91
Additional paid-in capital	94,310	94,024
Retained earnings	38,242	33,149
Accumulated other comprehensive income	(3,995)	144

Total shareholders’ equity	128,648	127,408

Total liabilities and shareholders’ equity	$1,421,232	$1,350,549

Bank7 Corp.
Consolidated Statements of Income

	Unaudited as of Three Months Ended March 31,
	2022	2021
Interest Income
Loans, including fees	$14,377	$13,094
Interest-bearing time deposits in other banks	16	68
Debt securities, taxable	364	-
Debt securities, tax-exempt	98	-
Other interest and dividend income	70	26

Total interest income	14,925	13,188

Interest Expense
Deposits	717	875

Total interest expense	717	875

Net Interest Income	14,208	12,313

Provision for Loan Losses	276	1,275

Net Interest Income After Provision for Loan Losses	13,932	11,038

Noninterest Income
Secondary market income	166	14
Loss on sales of available-for-sale debt securities	(127)	-
Service charges on deposit accounts	249	120
Other	387	203

Total noninterest income	675	337

Noninterest Expense
Salaries and employee benefits	4,026	2,790
Furniture and equipment	358	202
Occupancy	551	472
Data and item processing	387	279
Accounting, marketing and legal fees	233	148
Regulatory assessments	196	141
Advertising and public relations	110	34
Travel, lodging and entertainment	48	89
Other	511	390

Total noninterest expense	6,420	4,545

Income Before Taxes	8,187	6,830
Income tax expense	2,003	1,726
Net Income	$6,184	$5,104

Earnings per common share - basic	$0.68	$0.56
Earnings per common share - diluted	0.68	0.56
Weighted average common shares outstanding - basic	9,088,975	9,049,007
Weighted average common shares outstanding - diluted	9,133,116	9,058,685
Other Comprehensive Income
Unrealized losses on securities, net of tax benefit of $1.5 million	$(3,995)	$-
Reclassification adjustment for realized loss included in net income	(127)	-
Other comprehensive gain, net of tax benefit of $1.5 million	$(4,122)	$-
Comprehensive Income	$2,062	$5,104

	Net Interest Margin
	For the Three Months Ended March 31,
	2022			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$187,672	$84	0.18%	$125,739	$92	0.30%
Investment securities, taxable-equivalent	87,886	366	1.69	1,172	2	0.69
	23,969	99	1.68	-	-	-
Loans held for sale	487	-	-	378	-	-
Total loans(1)	1,003,890	14,417	5.82	847,498	13,094	6.27
Total interest-earning assets	1,303,904	14,966	4.65	974,787	13,188	5.49
Noninterest-earning assets	24,342			7,103
Total assets	$1,328,246			$981,890

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$636,446	455	0.29%	$419,991	362	0.35%
Time deposits	169,602	259	0.62	205,557	513	1.01
Total interest-bearing deposits	806,048	714	0.36	625,548	875	0.57
Total interest-bearing liabilities	806,048	714	0.36	625,548	875	0.57

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$385,664			243,290
Other noninterest-bearing liabilities	6,301			4,193
Total noninterest-bearing liabilities	391,965			247,483
Shareholders' equity	130,233			108,859
Total liabilities and shareholders' equity	$1,328,246			$981,890

Net interest income		$14,252			$12,313
Net interest spread			4.30%			4.92%
Net interest margin			4.43%			5.12%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Tuesday, April 26, 2022 at 3:00 p.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/DLPzBJ2Bd7r. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/DLPzBJ2Bd7r shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600